Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Representations and Warranties” (paragraphs 4.1(f) and 4.2(f)) of the Agreement and Plan of Reorganization for DWS Value Series, Inc. included in the Prospectus/Proxy Statement that forms part of the Registration on Form N-14 (File No. 333-135628) (“the N-14 Registration Statement”) and to the references to us included in the DWS High Return Equity Fund Prospectus and Statement of Additional Information dated March 1, 2006 along with the DWS Dreman Financial Services Fund Prospectus and Statement of Additional Information dated March 1, 2006 which are incorporated into the N-14 Registration Statement, and to the incorporation into the N-14 Registration Statement of our reports dated January 20, 2006, on the financial statements and financial highlights of the DWS High Return Equity Fund and DWS Dreman Financial Services Fund included in the Annual Reports dated November 30, 2005.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

August 10, 2006